EXHIBIT 10-6

	EXECUTONE Information Systems, Inc.
	1990 DIRECTORS STOCK OPTION PLAN
	(As Amended July 30,1996)



1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board.

All options granted hereunder shall be "nonstatutory stock options."

2. Definitions. As used herein, the following definitions shall apply:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Common Stock" shall mean the Common Stock of the Company.

(d)  "Company" shall mean EXECUTONE Information Systems,
Inc., a Virginia corporation.

(e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

(f)  "Director"  shall mean a member of the Board.

(g) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

(h)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

(i) "Option" shall mean a stock option granted pursuant to the Plan.

(j) "Optioned Stock" shall mean the Common Stock subject to an Option.

(k) "Optionee" shall mean an Outside Director who receives an Option.

(l) "Outside Director" shall mean a Director who is not an Employee.

(m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424 (a) of the Code.

(n)  "Plan" shall mean this 1990 Director's Stock Option
Plan.

(o) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

(p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section
425(f) of the Code.

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3.  Stock Subject to the Plan.  Subject to the provisions
of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 Shares of Common Stock. The Shares may be authorized, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired under exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of and Grants of Options under the Plan.

(a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedures for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each Outside Director shall be automatically granted an Option upon the effective date of this Plan or such later date on which such person became a Director, whether through election by the Shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) Each Outside Director shall automatically receive, upon his reelection each year, an additional Option.

(iv) The number of Shares to be subject to any Option granted pursuant to the Plan shall be an amount necessary to make such Option equal in value to $10,000 for each Outside Director, and shall be determined using the Black-Scholes Option valuation model. For this purpose the Company's "Sigma" shall be the mean (rounded to the nearest 5%) of the "Sigma's" of the following six companies as of the date of grant: Pitney Bowes, AT&T, Aspect, Harris, Nortel and Octel Communications; and the per Share value shall be the fair market value per Share on the date of grant. The number of Shares resulting from this calculation shall be rounded to the nearest hundred.

(v) The terms of an Option granted hereunder shall be as follows:

(A)  the term of the Option shall be five (5) years;
provided, however, if the Outside Director ceases to serve as a Director, the Option may be exercised for seven (7) months as provided in Section 9(b) and (c) below.

(B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

(C) the exercise price per Share shall be 120% of the fair market value per Share on the date of grant of the Option.

(D) any Option granted pursuant to subsection 4(b)(ii) or (iv) above shall become exercisable in full immediately upon grant, except that any Option granted to an Outside Director upon his initial election or appointment to the Board of Directors shall become exercisable in full one year after the date of grant.

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(c)  Powers of the Board.  Subject to the provisions and
restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or available for the administration of the Plan.

(d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holder of any Options granted under the Plan.

(e)  Suspension or Termination of Option.  If the Chief
Executive Officer of the Company or his designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option pending a determination of the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before a committee of the Board.

5.  Eligibility.  Options may be granted only to Outside
Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof.

The Plan shall not confer upon any Optionee any rights with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier of (i) its adoption by the Board or (ii) its approval by the Shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Option shall be five (5) years from the date of grant thereof; provided, however, if the Outside Director ceases to serve as a Director, the Option may be exercised for seven (7) months as provided in Section 9(b) and (c) below.

8.  Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 120% of the fair market value per Share on the date of the grant of the Option.

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(b)  Fair Market Value.  The fair market value shall be
determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing bid price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ
National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in the Wall Street Journal.

(c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, which, if acquired from the Company, shall have been held for at least six months, or any combination of such methods of payment.

9.  Exercise of Option.

(a)  Procedure for Exercising Rights as a Shareholder.
Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until Shareholder approval of the Plan in accordance with
Section 17 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Options by the persons entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Stock Certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Optioned
Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for the purpose of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Status as a  Director.  If an Outside
Director ceases to serve as a Director, for any reason other than death, he may, but only within seven (7) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination.
To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an
Optionee:

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(i) during the term of the Option who is at the time of
his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six (6) months after the date of death or

(ii) within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has been accrued at the date of termination.

10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee only by the Optionee.

11.  Adjustments Upon Changes in Capitalization or
Merger. Subject to any required action by the Shareholders of the Company, the number of Shares of Common Stock covered by such outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued
Shares of Common Stock affected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of Shares of stock of any class or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of the date fixed by the Board and give such Optionee the right to exercise his Option as to all or any part of the Optioned
Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or, an equivalent Option (with the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option) shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent Option, the Board shall, in lieu of such assumption or substitution, provide that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock,

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including Shares as to which the Option would not
otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, any revisions or amendments requiring approval of the Shareholders of the Company under the Code or Rule 16b-3 promulgated under the Securities Act of 1933 shall be approved by such Shareholders in the manner described in
Section 17 of the Plan.

(b) Stockholder Approval. Stockholder approval of any amendment requiring stockholder approval under Section
13(a) of the Plan shall be solicited as described in
Section 17(b) of the Plan.

(c) Effect of Amendment or Termination. Except as provided in Section 11, any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1993, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for an investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

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17.  Shareholder Approval.

(a) Adoption of the Plan shall be subject to approval by the Shareholders of the Company within one year of Board approval of the Plan. If such Shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. If such Shareholder approval is obtained at a duly held Shareholder's meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

(b) Any required approval of the Shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

18. Information to Optionees. The Company shall provide each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to Shareholders, proxy statements and other information provided to all Shareholders of the Company.

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